This instrument was prepared by
and upon recordation should be
returned to:
John R. Grier
Winston & Strawn LLP
35 W. Wacker Drive
Chicago, IL 60601

MORTGAGE AND SECURITY AGREEMENT

THIS MORTGAGE AND SECURITY AGREEMENT ("Mortgage") is made and executed as of December 11, 2006, by Blue Ridge Real Estate Company, a Pennsylvania corporation, whose mailing address is Rt. 940 & Moseywood Road, P.O. Box 707, Blakeslee, PA 18610-0707 ("Mortgagor") to, in favor of and for the benefit of STATE FARM BANK, F.S.B., a Federal Savings Bank, whose mailing address is One State Farm Plaza, Bloomington, Illinois 61710 ("State Farm"), and pertains to the real estate ("Real Estate") described on Exhibit A attached hereto and made a part hereof.

ARTICLE ONE

RECITALS

1.1

Note.

Mortgagor has executed and delivered to State Farm a Promissory Note (the "Note") of even date herewith. In the Note, Mortgagor promises to pay to the order of State Farm the principal sum of Three Million and 00/100 Dollars ($3,000,000.00) (the "Loan"). This Mortgage secures the Loan.  From date hereof the Loan shall be repaid with interest thereon, in monthly installments as set forth in the Note, and the entire unpaid principal balance and all accrued interest thereon shall be due and payable on January 1, 2009 (the "Maturity Date”). The Maturity Date may be extended for two (2) successive one (1) year periods as more particularly provided in the Note. The terms and provisions of the Note are by this reference thereto incorporated herein and made a part hereof.

1.2

Indebtedness.

The indebtedness evidenced by the Note, including principal, interest and prepayment premium, if any, together with all other sums which may at any time be due, owing, or required to be paid under the Note, this Mortgage, and the other Loan Documents (as hereinafter defined) are herein called the "Indebtedness".

1.3

Loan Documents.

In addition to this Mortgage and the Note, there have been executed and delivered by Mortgagor to and in favor of State Farm, as security for the payment of the Indebtedness or otherwise in connection with the Loan, certain other loan documents more particularly described on Exhibit B attached hereto and by this reference thereto made a part hereof (the Note, this Mortgage, and all other documents and instruments described on said Exhibit B, whether now or hereafter existing, and as same may be hereafter amended, modified, or supplemented from time to time, are collectively referred to herein as the "Loan Documents").

ARTICLE TWO

THE GRANT

In order to secure the payment of the sums that are now or may hereafter become owing from Mortgagor to State Farm: (i) as the payments required in the Loan Documents, (ii) as a result of the non- performance of any of the terms, provisions, covenants, agreements, and obligations contained herein or under the Loan Documents, or (iii) as a result of a breach of the terms, provisions, covenants, agreements, representations, warranties and certifications made in the Loan Documents (collectively, the "Obligations") (whether or not the Mortgagor is personally liable for such payment, performance, and observance), and in consideration of the sum of Ten and No/100 Dollars ($10.00), in hand paid by State Farm to the Mortgagor, the Recitals hereinabove stated in Article One, and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, Mortgagor hereby GRANTS, BARGAINS, SELLS, ASSIGNS, WARRANTS, RELEASES, ALIENS, TRANSFERS, CONVEYS AND MORTGAGES, to State Farm and its successors and assigns a present and continuing lien upon and security interest in, all of Mortgagors present and future right, title and interest in and to all of the following rights, interests, claims, and property (collectively the "Premises"):

(a)

all the Real Estate described in Exhibit A attached hereto and by this reference incorporated herein and made a part hereof;

(b)

all buildings, structures, and other improvements now or hereafter constructed, erected, installed, placed or situated upon the Real Estate (collectively the "Improvements");

( c)

all estate, claim, demand, right, title, and interest of Mortgagor now owned or hereafter acquired, including without limitation, any after-acquired title, franchise, license, remainder or reversion, in and to (i) any land or vaults lying within the right-of-way of any street, avenue, way, passage, highway, or alley, open or proposed, vacated or otherwise, adjoining the Real Estate; (ii) any and all alleys, sidewalks, streets, avenues, strips and gores of land adjacent, belonging or appertaining to the Real Estate and Improvements; (iii) all rights of ingress and egress to and from the Real Estate and all adjoining property; (iv) storm and sanitary sewer, water, gas, electric, railway, telephone, and all other utility services relating to the Real Estate and Improvements; (v) all land use, zoning, developmental rights and approvals, all air rights, water, water rights, water stock, gas, oil, minerals, coal, and other substances of any kind or character underlying or relating to the Real Estate or any part thereof; and (vi) each and all of the tenements, hereditaments, easements, appurtenances, other rights, liberties, reservations, allowances, and privileges relating to the Real Estate or the Improvements or in any way now or hereafter appertaining thereto, including homestead and any other claim at law or in equity (collectively the "Appurtenances");

(d)

all leasehold estates and the right, title, and interest of the Mortgagor in, to and under any and all leases, subleases, management agreements, arrangements, concessions, or agreements, written or oral, relating to the use and occupancy of the Real Estate and Improvements or any portion thereof, now or hereafter existing or entered into, including the Credit Leases described in Section 3.18 (collectively the "Leases");

( e)

all rents, issues, profits, proceeds, income, revenues, royalties, advantages, avails, claims against guarantors, security and other deposits (whether in cash or other form), advance rentals, and any and all other payments or benefits now or hereafter derived, directly or indirectly, from the Real Estate and Improvements, whether under the Leases or otherwise (collectively the "Rents"); subject, however, to the right, power, and authority (the "License") granted Mortgagor in the Assignment of Rents and Leases executed by Mortgagor to and in favor of State Farm of even date herewith to collect and apply the Rents as provided therein;

(f)

all right, title, and interest of Mortgagor in and to any and all contracts, written or oral, express or implied, now existing or hereafter entered into or arising, in any manner related to the improvement, use, operation, sale, conversion or other disposition of any interest in the Premises, including without limitation all options to purchase or lease the Real Estate or Improvements or any portion thereof or interest therein, or any other rights, interests, or greater estates in the rights and properties comprising the Premises, now owned or hereafter acquired by the Mortgagor (collectively the "Contract Rights");

(g)

all general intangibles of Mortgagor, including without limitation, goodwill, trademarks, trade names, option rights, permits, licenses, insurance policies and proceeds therefrom, rights of action, and books and records relating to the Real Estate or Improvements (collectively the "Intangible Personal Property");

(h)

all right, title and interest of the Mortgagor in and to all fixtures, equipment and tangible personal property of every kind, nature or description attached or affixed to or situated upon or within the Real Estate or Improvements, or both, provided the same are used, usable, or intended to be used for or in connection with any present or future use, occupation, operation, maintenance, management or enjoyment of the Real Estate or Improvements (collectively the "Tangible Personal Property");

(i)

all proceeds of the conversion, voluntary or involuntary, of any of the Premises into cash or other liquidated claims, or that are otherwise payable for injury to, or the taking or requisitioning of the Premises, including all insurance and condemnation proceeds as provided in this Mortgage (collectively the "Proceeds");

(j)

all Tax and Insurance Deposits (as hereinafter defined);

(k)

all of the Mortgagor's right, power, or privilege to further hypothecate or encumber all or any portion of the property, rights and interests described in this Article Two as security for any debt or obligation; it being intended by this provision to divest the Mortgagor of the right, power and privilege to hypothecate or encumber, or to grant a mortgage upon or security interest in any of the property hypothecated in or encumbered by this Mortgage as security for the payment of any debt or performance of any obligation without State Farm's prior written consent (the "Right to Encumber"); and

(l)

all other property, rights, interests, estates, or claims of every name, kind, character or nature, both in law and in equity, which Mortgagor now has or may hereafter acquire in the Real Estate and Improvements and all other property, rights, interests, estates or claims of any name, kind, character or nature or properties now owned or hereafter acquired in the other properties and interests comprising the Premises ("Other Rights and Interests").

Mortgagor agrees that without the necessity of any further act of the Mortgagor or State Farm, the lien of and the security interest created in and by this Mortgage shall automatically extend to and include any and all renewals, replacements, substitutions, accessions, products or additions to and proceeds of the Premises and any real property acquired by the Mortgagor which may be contiguous or attached to the Premises and may be required by law or by a tenant of the Premises to be used in or as part of the direct operation of the Premises.

TO HAVE AND TO HOLD the Premises hereby mortgaged and conveyed or so intended, unto State Farm, its successors and assigns, forever, free from all rights and benefits under and by virtue of the homestead exemption laws or similar laws of the State or other jurisdiction in which the Premises are located (which lights and benefits are hereby expressly released and waived), for the uses and purposes herein set forth.

THE MORTGAGOR hereby covenants with and warrants to State Farm and with the purchaser at any foreclosure sale that at the execution and delivery hereof, Mortgagor owns the Premises and has good, indefeasible estate therein, in fee simple; that the Premises are free from all encumbrances whatsoever (and any claim of any other person thereto) other than those approved and permitted by State Farm ("Permitted Exceptions") which are listed, described and set forth in Schedule B - Section 2 of Lawyer's Title Insurance Corporation's Commitment for Title Insurance No. 2006041 dated June 26, 2006 in the face amount of $3,000,000.00, naming State Farm as the proposed insured thereunder, including all endorsements thereto, approved by State Farm (the "Title Commitment") and in Schedule B of the Loan Policy of title insurance issued to State Farm pursuant to the Title Commitment insuring the first priority lien of this Mortgage (the "Loan Policy"); that it has good and lawful right to sell, convey, mortgage and encumber the Premises; and that Mortgagor and its successors and assigns shall forever warrant and defend the title to the Premises against all claims and demands whatsoever.

PROVIDED, HOWEVER, that if and when Mortgagor has paid all of the Indebtedness, and has strictly performed and observed all of the agreements, terms, conditions, provisions, and warranties contained in this Mortgage and in all of the other Loan Documents, the estate, right, title, and interest of State Farm in and to the Premises shall cease and shall be released at the cost of Mortgagor, but otherwise shall remain in full force and effect.

ARTICLE THREE

GENERAL AGREEMENTS

To protect the security of this Mortgage, the Mortgagor further covenants and agrees as follows:

3.1

Recitals.

The recitals set forth above are true and correct and are by reference incorporated herein.

3.2

Obligations.

Mortgagor shall pay promptly each and every sum due to State Farm under the Loan Documents either as the payments due under any of the terms thereof, as sums due as a result of the nonperformance of any of the covenants, agreements, and obligations thereof, or as amounts due as a result of a breach of any of the representations, warranties, and certifications contained therein (including fees and charges), at the times and in the manner provided in the Loan Documents. All such sums payable by Mortgagor shall be paid without demand, counterclaim, offset, deduction, or defense. Mortgagor hereby waives all rights now or hereafter conferred by statute or otherwise to any such demand, counterclaim, offset, deduction, or defense, other than compulsory or mandatory counterclaims.

3.3

Other Payments.

(a)

Mortgagor shall deposit, in addition to the monthly installments of principal and interest required by the Note, monthly until the Indebtedness is fully paid the following sums (collectively the "Tax and Insurance Deposits"):

(i)

a sum equal to one-twelfth (1/12th) of the annual Taxes (as hereinafter defined, but excluding water charges or sewer charges) next due on the Premises, all as reasonably estimated by State Farm (the "Tax Deposits"); and

(ii)

a sum equal to one-twelfth (1/12th) of the annual premium or premiums next payable for the insurance hereinafter required to be maintained on or with respect to the Premises (the "Insurance Deposits").

(iii)

amounts paid as Tax and Insurance Deposits are herein called "Other Payments".

(b)

Should the total Tax and Insurance Deposits on hand not be sufficient to pay all of the Taxes and insurance premiums, together with all penalties and interest thereon, when the same become due and payable, then the Mortgagor shall pay to State Farm promptly on demand any amount necessary to make up the deficiency. If the total of such Tax and Insurance Deposits exceeds the amount required to pay the Taxes and insurance premiums, such excess shall be credited on subsequent payments to be made for such items.

( c)

All such Tax and Insurance Deposits:

(i)

shall be held by State Farm or a depository designated by State Farm, in trust, with no obligation to segregate such payments and without any obligation arising for the payment of any interest thereon;

(ii)

shall be held in trust to be applied by State Farm for the purposes for which made (as hereinabove provided) subject, however, to the security interest granted State Farm therein pursuant to Article Two; and

(iii)

shall not be subject to the direction or control of the Mortgagor.

(d)

Provided that no Event of Default (as hereinafter defined) exists and there are sufficient funds in the Tax and Insurance Deposits, State Farm agrees to make the payment of the Taxes or insurance premiums with reasonable promptness, but at all times prior to the delinquency date, following its receipt of appropriate tax and/or insurance bills therefor, or alternatively upon presentation by Mortgagor of receipted (i.e. paid) tax and/or insurance bills therefor, State Farm shall reimburse the Mortgagor for such Taxes and insurance premium payments made by the Mortgagor.

( e)

Upon the occurrence of an Event of Default (as hereinafter defined), State Farm may, at its option, without being required to do so, apply any Tax and Insurance Deposits on hand on account of any of the Indebtedness, in such order and manner as State Farm may elect. When the Indebtedness has been fully paid, then any remaining Tax and Insurance Deposits shall be paid to the Mortgagor.

3.4

Maintenance, Repair, Restoration, Prior Liens, Parking.

The Mortgagor shall and hereby agrees to:

(a)

promptly repair, restore, replace, or rebuild any portion of the Improvements which may become damaged or destroyed, whether or not proceeds of insurance are available or sufficient for such purpose, with all replacements being at least equal in quality and condition as existed prior thereto, free from any security interest therein, encumbrances thereon, or reservation of title thereto;

(b)

keep the Improvements in good condition and repair, without waste, and free from mechanics', materialmen's or like liens or claims or other liens or claims of lien;

(c)

complete, within a reasonable time, any Improvements now or hereafter in the process of construction or erection upon the Real Estate;

(d)

comply with all statutes, rules, regulations, orders, decrees, and other requirements of any governmental body, whether federal, state, or local, having jurisdiction over the Premises and the use thereof and observe and comply with any conditions and requirements necessary to preserve and extend any and all rights, licenses, permits (including without limitation zoning variances, special exceptions, and nonconforming uses), privileges, franchises, and concessions that are applicable to the Premises or its use and occupancy;

(e)

make no material alterations in or to the Improvements, except as required in paragraph (d) hereof or customary tenant improvements, routine maintenance and repairs, or otherwise with the written consent of State Farm and in conformity with all applicable laws;

(f)

not suffer nor permit any change in the general nature of the use of the Improvements without State Farm's prior written consent;

(g)

pay when due all operating costs of the Improvements;

(h)

not initiate nor acquiesce in any zoning reclassification with respect to the Premises without State Farm's prior written consent;

(i)

provide, improve, grade, surface and thereafter maintain, clean, repair, and adequately light all parking areas upon the Real Estate of sufficient size to accommodate the greater of (a) the amount of standard-size vehicles required by law, ordinance, regulation, or (b) required by the terms of any lease which is subject to the Assignment of Rents and Leases made by Mortgagor to and in favor of State Farm of even date herewith, together with any sidewalks, aisles, streets, driveways and sidewalk cuts and sufficient paved areas for ingress, egress and rights-of-way to and from the adjacent thoroughfares necessary or desirable for the use thereof; and

(j)

forever warrant and defend its title to the Premises and the validity, enforceability and priority of the lien and security interests granted in and by this Mortgage and the other Loan Documents against the claims and demands of all persons.

3.5

Property Taxes and Contest of Liens.

Notwithstanding the Other Payments required by Section 3.3, Mortgagor shall be responsible for the payment, when first due and owing and before delinquency and before any penalty attaches, of all real estate and personal property taxes and assessments (general or special), water charges, sewer charges, and any other charges, fees, taxes, claims, levies, charges, expenses, liens, and assessments, ordinary or extraordinary, governmental or nongovernmental, statutory or otherwise, that may be asserted against the Premises or any part thereof or interest therein ("Taxes"). Notwithstanding anything contained herein to the contrary, Mortgagor may, in good faith and with reasonable diligence, contest the validity or amount of any such Taxes as well as any mechanics', materialmen's, or other liens or claims of lien upon the Premises (collectively "Contested Liens"), provided that:

(a)

such contest shall have the effect of preventing the collection of the Contested Liens and the sale or forfeiture of Premises or any part thereof or interest therein to satisfy the same; and

(b)

Mortgagor shall first notify State Farm in writing of the intention of Mortgagor to contest the same before any Contested Liens have been increased by any interest, penalties, or costs.

3.6

Tax and Lien Payments by State Farm.

(a)

Upon the failure of Mortgagor to pay the Tax Deposits as required in Section 3.3 or (in the event said payments are waived by State Farm) to pay the Taxes required to be paid in Section 3.5 above, State Farm is authorized, in its sole discretion, to make any payment of Taxes levied, assessed or asserted against the Premises, or any part thereof, in accordance with any tax bill or statement from the appropriate public office without inquiry into the accuracy or validity of any Taxes, sales, forfeiture, or title or claim relating thereto.

(b)

State Farm is also authorized, in the place and stead of Mortgagor, to make any payment relating to any apparent or threatened adverse title, lien, claim of lien, encumbrance, claim, charge, or payment otherwise relating to any other purpose but not enumerated in this Section, whenever, in State Farm's judgment and discretion, such advance seems necessary to protect the full security intended to be created by this Mortgage.

(c)

To the extent permitted by applicable law, all such advances authorized by this Section 3.6 shall constitute additional Indebtedness and shall be repaid by Mortgagor to State Farm upon demand with interest at the Default Rate (as defined in the Note) from the date of such advance.

3.7

Insurance.

(a)

The Mortgagor shall insure and keep insured the Premises and each and every part thereof against such perils and hazards as State Farm may from time to time require, and in any event including:

(i)

Property insurance against loss of and damage to the Improvements by all risks of physical loss or damage, including by fire, windstorm, flood, and other risks covered by the so-called extended endorsement in an amount equal to one hundred percent (100%) of the then current "full replacement cost" of all Improvements, fixtures and equipment from time to time on the Improvements without deduction for physical depreciation, with the deductible provided in the policy not to exceed $25,000;

(ii)

Commercial general liability insurance on an occurrence basis to afford protection for death, bodily injury and property damage in an amount of not less than the greater of (i) One Million Dollars ($1,000,000.00) or (ii) the highest amount of coverage required to be carried by the landlord under the terms of the Credit Leases (as hereinafter defined) in the Premises with such limits as State Farm may reasonably require;

(iii)

Steam boiler, machinery and pressurized vessel insurance (if applicable to the Improvements);

(iv)

Rent loss insurance in an amount sufficient to cover loss of rents from the Premises for a minimum of twelve (12) months; and

(v)

If any building or other structure on the Premises is located in a "Special Flood Hazard Area" designated as "Zone A" by the National Flood Protection Act Flood Insurance in an amount equal to the principal amount of the Loan; and

(vi)

Such other insurance coverages on the Premises as reasonably required by State Farm including such types and amounts of coverage as are customarily maintained by owners or operators of like properties.

(b)

Insurance policies required by this Section 3.7 shall:

(i)

be in amounts and Farm and issued by companies reasonably satisfactory to State Farm and shall comply with all provisions of this Mortgage;

(ii)

contain endorsements naming State Farm as first mortgagee under a standard mortgagee clause under the required property, steam boiler and rent loss insurance policies (and the flood insurance policy, if applicable) and as an additional insured for the commercial general liability insurance policy.

(iii)

contain mortgagee endorsements providing for an endeavor by the insurance company to give not less than thirty (30) days' written notice to State Farm prior to any modification, cancellation, non-renewal or termination;

(iv)

permit State Farm to pay any premium within fifteen (15) days after its receipt of notice stating that such premium has not been paid when due; and

(v)

require that settlement of any claim under any of the referenced policies shall require State Farm's prior written approval;

(vi)

provide for (i) affirmative coverage for acts of terrorism under the required property and liability insurance or (ii) evidence that coverage for acts of terrorism is not excluded from said insurance in either case, as reflected on certificates of insurance submitted to State Farm; and

(vii)

contain exclusions to coverage acceptable to State Farm. The insurance premiums must be prepaid for one year for each coverage period.

(c)

The policy or policies of such insurance or certificates of insurance evidencing the required coverage shall be delivered to State Farm. The insurance premiums must be prepaid for one year for each coverage period.

(d)

Mortgagor shall not purchase separate insurance policies concurrent in form or contributing in the event of loss with those policies required to be maintained under this Section 3.7.

(e)

Mortgagor shall promptly deliver to State Farm, within five (5) business days of Mortgagor's receipt, copies of any and all notices of cancellation, non- renewal, or termination of any required insurance policies received from the insurance company.

3.8

Insurance Premium Payment by State Farm.

(a)

In the event the Mortgagor fails to make the Insurance Deposits as required by Section 3.3 or (if those payments have been waived) upon State Farm's receipt (i) of notice of an unpaid insurance premium, (ii) of notice of a termination or cancellation of any required insurance policy, or (iii) of notice that a required insurance policy is not to be renewed and Mortgagor fails to provide replacement coverage at least fifteen (15) days prior to the termination of existing coverage, State Farm may, at its option, procure and substitute another policy of insurance in the amount required pursuant to the foregoing terms of this Mortgage with such companies as State Farm may select, the cost of which shall be paid by Mortgagor upon demand should the amount available from the Insurance Deposit be insufficient to pay the premium therefor. All sums paid by State Farm in procuring said insurance that are not promptly reimbursed by the Mortgagor shall be additional Indebtedness and shall be immediately due and payable without notice, with interest thereon at the Default Rate as defined in the Note.

(b)

In the event of any insured damage to or destruction of the Improvements or any part thereof, Mortgagor shall promptly notify State Farm and take such steps as necessary to preserve the undamaged portion of the Improvements. In State Farm's sole discretion all insurance proceeds shall be applied: (i) to the installments of the Indebtedness in the inverse order of its maturity (provided, however, no premium or penalty shall be payable in connection with any prepayment of the Indebtedness from the insurance proceeds as aforesaid), or (ii) to the cost of restoring, repairing, replacing, or rebuilding (herein generally called "Restoration") the Improvements or any part thereof Provided however, if any Credit Lease, as described in Section 3 .l8(b), requires the Restoration, then so long as (i) no Event of Default is in existence on the date of such damage or destruction of the Improvements and no event has occurred as of such date which with the passage of time, the giving of notice or both, would constitute an Event of Default, and (ii) no tenant under any Credit Lease is in default thereof as of such date and no event has occurred which, with the passage of time or the giving of notice or both, would constitute a default by the tenant under any Credit Lease, such insurance proceeds, after deducting therefrom any expenses incurred protecting the undamaged portion of the Improvements and in the collection of the insurance proceeds, shall be disbursed by State Farm to Mortgagor to reimburse Mortgagor for the cost of Restoration as set forth in Section 3.10.

3.9

Condemnation.

(a)

The Mortgagor shall give State Farm prompt notice of any proceedings, instituted or threatened, seeking condemnation or taking by eminent domain or any like process (a "Taking") of all or any part of the Real Estate or Improvements including any easement thereon or appurtenance thereto (including severance of, consequential damage to, or change in grade of streets), and shall deliver to State Farm copies of any and all papers served in connection with any such proceeding.

(b)

Mortgagor hereby assigns, transfers, and sets over unto State Farm the entire proceeds of any and all awards resulting from any Taking (the "Award"). State Farm is hereby authorized to collect and receive from the condemnation authorities the entire Award and is further authorized to give appropriate receipts and acquittances therefor.

(c)

In the event of any such Taking, any and all such Award shall be applied, in State Farm's sole discretion: (i) to the installments of the Indebtedness in the inverse order of their maturity (provided, however, no premium or penalty shall be payable in connection with any prepayment of the Indebtedness made out of such Award as aforesaid); or (ii) to the cost of Restoration of the Real Estate and Improvements or any part thereof. Provided however, if any Credit Lease, as described in Section 3 .18(b), requires the Restoration of the Improvements, then so long as (i) no Event of Default is in existence on the date of such Taking and no event has occurred as of such date which with the passage of time, the giving of notice or both, would constitute an Event of Default, and (ii) no tenant under any Credit Lease is in default thereof as of such date and no event has occurred which, with the passage of time or the giving of notice or both, would constitute a default by the tenant under any Credit Lease, such Award, after deducting therefrom any expenses incurred in the collection of the Award, shall be used to reimburse Mortgagor for the cost of Restoration as set forth in Section 3.10.

3.10

Restoration Using Proceeds.

(a)

In the event State Farm elects to make any Proceeds available for Restoration of the Real Estate and/or Improvements, Mortgagor shall complete, in form and with supporting documentation reasonably required by State Farm, an estimate of the cost to repair or to restore the Real Estate and Improvements to the condition at least equal to the condition in which they existed prior to such damage, destruction or Taking, free from any security interest in, lien or encumbrances on, or reservation of title to such Real Estate and Improvements.

(b)

The Proceeds necessary to complete Restoration shall be held by State Farm, or if State Farm so desires, a disbursing agent selected by State Farm. Said Proceeds may be invested using Mortgagor's taxpayer identification number in an interest bearing account mutually acceptable to Mortgagor and State Farm. The costs and expenses of administering disbursements shall be paid by Mortgagor. In the event the amount of the Proceeds are insufficient to cover the cost of Restoration, Mortgagor shall pay the cost of Restoration in excess of the Proceeds before being entitled to any reimbursement from the Proceeds.

(c)

Subject to State Farm's right to limit the number of disbursements, the Proceeds shall be disbursed from time to time upon State Farm's being furnished with architect's certificates, waivers of lien, contractor's sworn statements, and such other evidences as State Farm or any disbursing agent may reasonably require to verify the cost and fact of the completion of the Improvements included in said disbursement. Under no circumstances shall any portion of the Proceeds be released until State Farm has been reasonably assured that the Proceeds remaining after the requested disbursement will be sufficient to complete Restoration. No Payment made prior to the final completion of Restoration shall exceed ninety percent (90%) of the value of the work performed from time to time. Any Proceeds remaining after Restoration shall be applied at State Farm's option against the Indebtedness in the inverse order of its maturity.

3.11

Restrictions on Transfer.

(a)

Without the prior written consent of State Farm:

(i)

Mortgagor shall not create, effect, contract for, commit or consent to, nor shall Mortgagor suffer or permit any sale, conveyance, transfer, assignment, collateral assignment, lien, other than Contested Liens as defined and permitted in Section 3.5 of this Mortgage, pledge, mortgage, security interest, or other hypothecation, encumbrance or alienation (or any agreement to do any of the foregoing) of the Premises, or any interest therein or title thereto, (excepting, however, the sale or other disposition of Collateral (as hereinafter defined) no longer useful in connection with the operation of the Premises ("Obsolete Collateral"), provided, however, that prior to the sale or other disposition of Obsolete Collateral, such Obsolete Collateral shall have been replaced by Collateral of at least equal value and utility which is subject to the first and prior lien of this Mortgage; or

(ii)

Mortgagor shall not fail to pay when the same shall become due all lawful claims and demands of mechanics, materialmen, laborers, and others which, if unpaid, might result in or permit the creation of a lien on the Real Estate or Improvements, or on the Rents arising therefrom; or

(iii)

if the Mortgagor is a land trustee ("Trustee Mortgagor"), any beneficiary of the Mortgagor shall not create, effect, contract for, commit or consent to, or shall suffer or permit, any sale, conveyance, transfer, assignment, collateral assignment, lien, pledge, mortgage, security interest, or other hypothecation, encumbrance or alienation of such beneficiary's beneficial interest in the Mortgagor; or

(iv)

if the Mortgagor is a corporation or limited liability company, or if any corporation or limited liability company is a beneficiary of a Trustee Mortgagor, any shareholder of such corporation or limited liability company shall not create, effect, contract for, commit or consent to, or shall suffer or permit any sale, conveyance, transfer, assignment, collateral assignment, lien, pledge, mortgage, security interest, or other hypothecation, encumbrance or alienation of any such shareholder's shares of such corporation or limited liability company (provided, however, that if such corporation or limited liability company is a corporation or limited liability company whose stock is publicly traded on a national securities exchange or on the "Over The Counter" market, then this subparagraph (iv) shall be inapplicable); or

(v)

if the Mortgagor is a partnership or joint venture or if any beneficiary of a Trustee Mortgagor is a partnership or joint venture, any general partner or joint venturer in such partnership or joint venture shall not create, effect, contract for, commit or consent to, suffer, or permit any sale, conveyance, transfer, assignment, collateral assignment, lien, pledge, mortgage, security interest, or other hypothecation, encumbrance or alienation of any part of the partnership interest or joint venture interest, as the case may be, of such general partner or joint venturer; or

(vi)

there shall not be any change in control (by way of transfers of stock ownership, partnership interests, or otherwise) in any corporation, limited liability company or partnership constituting or included within the Mortgagor which directly or indirectly controls any corporation, limited liability company or partnership constituting or included within the Mortgagor that results in a material change in the identity of the person(s) in control of such entity.

(b)

It is expressly provided, however, that the foregoing provision; of this Section 3.11 shall not apply (i) to liens securing the Indebtedness, or (ii) to the lien of current Taxes not in default. The provisions of this Section 3.11 shall be operative with respect to, and shall be binding upon, any persons who, in accordance with the terms hereof or otherwise, shall acquire any part of or interest in or encumbrance upon the Premises, or such beneficial interest in, share of stock of, or partnership or joint venture interest in the Mortgagor or any beneficiary of a Trustee Mortgagor. Any waiver by State Farm of the provisions of this Section 3.11 shall not be deemed to be a waiver of the right of State Farm in the future to insist upon strict compliance with the provisions of this Section 3.11.

(c)

Upon the sale or transfer of (i) all or any part of the Premises, or (ii) all or any part of the beneficial interest in Mortgagor (if Mortgagor is not a natural person or persons but is a corporation, limited liability company, partnership, trust or other legal entity) (the person or entity to whom or which all or any part of the Premises have been so sold or transferred, being the "Transferee"), without the prior written consent of State Farm, State Farm may, at State Farm's option, declare all of the sums secured by this Mortgage to be immediately due and payable.

3.12

State Farm's Dealings with Transferee.

In the event State Farm gives its written consent to a sale or transfer, whether by operation of law, voluntarily, or otherwise, of all or any part of the Premises, State Farm shall be authorized and empowered to deal with the Transferee with regard to the Premises, the Indebtedness, and any of the terms or conditions of this Mortgage as fully and to the same extent as it might with the original Mortgagor, without in any way releasing or discharging the original Mortgagor from any of its covenants under this Mortgage, and without waiving State Farm's right of acceleration of the maturity of the Indebtedness as provided in this Mortgage or the Note.

3.13

 Change in Tax Laws.

In the event of the enactment of or change in (including a change in interpretation) any applicable law, in any manner changing or modifying the laws governing (i) the taxation of mortgages, deeds of trust or other security instruments or the debts secured thereby, or (ii) the manner of collecting such taxes, so as to adversely affect State Farm, this Mortgage or any other Loan Document or the Indebtedness, Mortgagor shall promptly pay any such tax or contest in good faith by appropriate action promptly initiated and diligently conducted, and otherwise compensate State Farm to the extent of such detriment; provided, however, that if Mortgagor fails to make such payment or if any such law prohibits Mortgagor from making such payment or would penalize State Farm in the event of such payment, State Farm may elect, by notice in writing given to the Mortgagor, to declare all of the Indebtedness secured hereby to be and become due and payable, at par, without prepayment penalty, within sixty (60) days from the giving of such notice.

3.14

 Inspection of Premises.

Mortgagor hereby grants to State Farm, its agents, employees, consultants and contractors the right to enter upon the Premises for the purpose of making any and all inspections, reports, tests, inquiries and reviews as State Farm (in its sole and absolute discretion) deems necessary to assess the then current condition of the Premises, or for the purpose of performing any other acts which State Farm is authorized to perform under this Mortgage or under the Environmental Indemnification Agreement. Mortgagor will cooperate with State Farm to facilitate each such entry and the accomplishment of such purposes.

3.15

Certified Annual Operating Statements.

Within one hundred twenty (120) days after the close of each fiscal year of Mortgagor, Mortgagor shall furnish (i) annual operating statements showing all elements of income and expense of the Premises, and (ii) a current rent roll, showing all items set forth in the rent roll delivered to State Farm in connection with the closing of the Loan, as well as gross sales of each tenant, if any, paying percentage rental. Mortgagor shall promptly furnish to State Farm such other financial information concerning the condition of the Premises, and all other information concerning the Premises or the performance by Mortgagor of the Obligations, that State Farm may reasonably request. All such statements and information shall be prepared in accordance with generally accepted accounting principles and shall otherwise be satisfactory to State Farm and shall be certified by an authorized person, member, partner or officer of Mortgagor approved by State Farm. State Farm and its representatives shall have the right, at all reasonable times and upon reasonable notice, to examine and make copies of Mortgagor’s plans, books, records, income tax returns and all supporting data concerning the Premises. Mortgagor will assist State Farm and its representatives in conducting any such examination.

3.16

Declaration of Subordination.

At the option of State Farm, this Mortgage shall become subject and subordinate, in whole or in part (but not with respect to priority of entitlement to insurance proceeds or any Award) to any and all Leases of all or any part of the Premises upon the execution by State Farm and recording thereof, at any time hereafter and in the appropriate official records of the county wherein the Real Estate is situated, of a unilateral declaration to that effect.

3.17

 Usury.

State Farm intends that Mortgagor shall not be required to pay, and State Farm shall not be entitled to receive or collect, interest in excess of the maximum legal rate permitted under applicable usury laws. In the event State Farm or any court determines that any charge, fee or interest paid or agreed to be paid in connection with the Loan may, under applicable usury laws, cause the interest rate on the Loan to exceed the maximum rate permitted by law, then such charges, fees or interest shall be reduced to the maximum rate permitted by law and any amounts actually paid in excess of such maximum rate permitted by law shall, at State Farm's option, be applied by State Farm to reduce the outstanding Principal balance of the Loan (without premium or penalty) or repaid by State Farm directly to Mortgagor.

3.18

 Lease Obligations.

(a)

Mortgagor covenants and agrees to keep, observe and perform and to require all tenants of the Premises to keep, observe and perform all the covenants, agreements and provisions of any present or future Leases, including the Credit Leases described herein, of the Premises on their respective part to be kept, observed and performed. If Mortgagor shall neglect or refuse to so perform or fail to require such tenants to so perform, then State Farm may, at its option, itself perform and comply or require performance or compliance by such tenants with any such lease covenants, agreements and provisions. To the extent permitted by applicable law, any sums expended by State Farm in performance or compliance with such Leases or in enforcing performance or compliance with such Leases by the tenants, including reasonable costs and expenses and attorneys' fees actually incurred, shall be paid by Mortgagor upon demand with interest thereon at the Default Rate as defined in the Note and in the absence of such payment all such sums shall be deemed to be and become part of the Indebtedness secured by this Mortgage.

(b)

Mortgagor, has, pursuant to this Mortgage and by separate Absolute Assignment of Rents and Leases of even date herewith, sold, transferred and assigned to State Farm, its successors and assigns, all of Mortgagor’s right, title and interest, as landlord, in, to and under certain leases demising all or a portion of the Premises, together with the Rents provided therein, including, without limitation, those lease or leases (the "Credit Leases") identified as follows:

Date of Lease

Landlord

Tenant

May 18, 2005

Mortgagor

Walgreen Eastern Co., Inc., a

New York corporation

Mortgagor expressly covenants and agrees that if Mortgagor, as landlord under the Credit Leases, fails to perform and fulfill any term, covenant, condition or provision in said Credit Leases on its part to be performed or fulfilled, at the times and in the manner in the Credit Leases provided, or if Mortgagor suffers or permits to occur any breach or default under the provisions of said Credit Leases, or if Mortgagor fails to fully protect, insure, preserve and cause continued performance or fulfillment of the terms, covenants or provisions in said Credit Leases required to be performed or fulfilled by any tenant therein or if Mortgagor, without State Farm's prior written consent, permits or approves an assignment by any tenant under the Credit Leases or a subletting of all or any part of the Premises demised in the Credit Leases (except where the Credit Lease grants the tenant thereunder the unconditional right to assign or sublease without Borrower's consent or approval and the subletting or assignment is made in strict accordance with the terms of the Credit Lease), then in any such event, at the option of State Farm, and without notice to the Mortgagor, such breach or default shall constitute an Event of Default hereunder and at the option of State Farm, all unpaid Indebtedness secured by this Mortgage shall, notwithstanding anything in the Note, this Mortgage or the other Loan Documents to the contrary, become due and payable as in case of other Events of Default.

3.19

Environmental Compliance.

Mortgagor hereby agrees to comply and cause all tenants of the Premises to comply with any and all Federal, state or local laws, rules and regulations relating to environmental protection including, but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended by the Superfund Amendments and Reauthorization Act of 1986, the Spill Compensation and Control Act, N.J.S.A. 58: 10-23.11, et seq., as amended, the Industrial Site Recover Act, NJ.S.A. 58: 1 OA21, et seq., as amended, and such other legislation, rules and regulation; as are in, or may hereafter come into, effect and apply to Mortgagor, State Farm, the Loan or the Premises or any occupancy users thereof, whether as lessees, tenants, licensees, or otherwise. Mortgagor shall defend, indemnify and save and hold State Farm harmless from and against any and all claims, costs or expenses actually incurred relating to such environmental protection provisions notwithstanding any exculpatory or limitation of liability provisions contained in this Mortgage and the other Loan Documents, excluding the negligent acts or omissions or willful misconduct of State Farm which takes place after foreclosure.

3.20

Further Assurances.

(a)

Mortgagor shall do all acts necessary to keep valid and effective the lien and security interest created by this Mortgage and the security intended to be afforded by the Loan Documents and to carry into effect their objectives.

(b)

Mortgagor shall, upon the request of State Farm from time to time, and in the event all or any portion of the Premises is leased to a person or entity affiliated with a Liable Party (hereinafter defined in Section 7.13), Mortgagor will cause such person or entity to execute, acknowledge and deliver all such additional papers and instruments and perform all such further acts as may be reasonably necessary to perform the Obligations and, as State Farm deems reasonably necessary, to evidence, perfect or confirm the liens and security interests, or the priority thereof, created by this Mortgage and the other Loan Documents.

(c)

Without limiting the generality of the foregoing, Mortgagor will promptly after reasonable written request from State Farm, and, insofar as not contrary to applicable law, at Mortgagor's expense, execute, record, rerecord, file and refile in such offices, at such times and as often as may be necessary, this Mortgage, additional mortgages, security agreements, and every other instrument in addition to or supplemental hereto, including applicable financing statements, continuation statements, affidavits or certificates as may be necessary to create, perfect, maintain, continue, extend and/or preserve the liens, encumbrances and security interests intended to be granted and created in and by the Loan Documents and the rights and remedies of State Farm and Mortgagor thereunder. Upon request of State Farm, Mortgagor shall promptly supply evidence of fulfillment of the foregoing acts and further assurances.

3.21

Change of Name, Identity or Structure.

Except as may be expressly permitted by State Farm in writing, Mortgagor shall not change its name, identity (including its trade name or names) or, if not an individual, its corporate, partnership, limited liability company or other structure without notifying State Farm at least thirty (30) days prior to the effective date of such change and, in the case of a change in the Mortgagor's structure, without first obtaining the prior written consent of State Farm not to be unreasonably withheld.

ARTICLE FOUR

EVENTS OF DEFAULT

4.1

Defaults.

It shall constitute an event of default ("Event of Default") of and under this Mortgage and, at the option of State Farm under the other Loan Documents, if any of the following events shall occur:

(a)

Mortgagor shall fail to perform on the dates or within the times required any of the Obligations involving the payment of money, including the payment of principal and/or interest under the Note;

(b)

Mortgagor shall fail to timely observe, perform or discharge any of the non-monetary Obligations, other than a non-monetary obligation described in any other clause in this Article Four, and any such failure shall remain unremedied for thirty (30) days or such lesser period as may be otherwise specified in the applicable Loan

Document (the "Grace Period") after notice to Mortgagor of the occurrence of such failure; provided, however, that State Farm may, at its option, extend any applicable Grace Period up to ninety (90) days if State Farm determines in good faith that: (i) such default cannot reasonably be cured within such Grace Period but can be cured within ninety (90) days; (ii) no lien or security interest created by the Loan Documents shall be impaired prior to the anticipated completion of such cure; and (iii) State Farm's immediate exercise of any remedies provided in this Mortgage or by law is not necessary for the protection or preservation of the Premises or State Farm's security interest therein or lien thereon, and Mortgagor shall immediately commence and diligently pursue the cure of such default;

(c)

Mortgagor, as landlord or sub landlord, as the case may be, shall assign or otherwise encumber the Rents or any interest therein without first obtaining the written consent of State Farm;

(d)

Mortgagor shall, after the expiration of all applicable grace or cure periods, default or be in default under any agreement to which Mortgagor is a patty, other than the Loan Documents, which agreement relates to the borrowing of money by Mortgagor from any natural person, corporation, limited liability company, partnership, firm, association, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity (each a "Person"), and such default shall give rise to or result in any material and adverse change in the financial condition of Mortgagor or any Liable Party (hereinafter defined in Section 7,13) affecting the condition, use or operation of the Premises or State Farm's security for the Loan ("Material Adverse Change"), including a default by Mortgagor under any loan documents evidencing or relating to a lien on the Premises which is junior and subordinate to this Mortgage;

(e)

Should any representation or warranty made by Mortgagor in, under or pursuant to any of the Loan Documents be false or misleading in any material respect as of the date on which such representation or warranty was made or deemed remade;

(f)

Should any of the Loan Documents cease to be in full force and effect or be declared null and void, or cease to constitute valid and subsisting liens and/or valid and perfected security interests in, to, or upon the Premises, or should Mortgagor contest or deny in writing any of its liabilities or Obligations under any of the Loan Documents;

(g)

Should any violation of Section 3.11 (a) occur or should any other event occur which, under the terms of the Loan Documents, would permit State Farm to accelerate the maturity of the Indebtedness;

(h)

Should Mortgagor fail at any time to satisfy the requirements of Section 3.7 and such failure shall continue for fifteen (15) days after written notice thereof;

(i)

Should any Liable Party generally not pay its debts as they become due or admit in writing its inability to pay its debts, or make a general assignment for the benefit of creditors and such events cause or result in a Material Adverse Change;

(j)

Should any Liable Party commence any case, proceeding or other action seeking reorganization, management, adjustment, liquidation, dissolution or composition of it and its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking to have an order for relief entered against it as debtor, or seeking appointment of a Receiver for it or for all or any substantial part of its property (collectively, a "Proceeding") and such events cause or result in a Material Adverse Change;

(k)

Should any Liable Patty take an action to authorize any of the actions set forth above in paragraphs (i) or (j) of this Section 4.1;

(l)

Should any Proceeding be commenced against any Liable Party, and such Proceeding results in the entry of an order for relief against it which is not fully stayed within seven (7) business days after the entry thereof or remains undismissed for a period of sixty (60) days; or

(m)

Should (i) final judgment, other than a final judgment in connection with any condemnation, and including any judgment or other final determination of any contest permitted by Section 3.5 of this Mortgage, be entered against Mortgagor that (a) adversely affects the value, use, or operation of the Premises, or (b) adversely affects, or reasonably may tend to adversely affect, the validity, enforceability, or priority of the lien or security interests created in and by this Mortgage, or the other Loan Documents, or both, or (ii) execution or other final process issue thereon with respect to the Premises, and Mortgagor shall fail to discharge the same, or provide for its discharge in accordance with its terms, or procure a stay of execution thereon, in any event within thirty (30) days from entry, or shall not within such period, or such longer period during which execution on such judgment shall have been stayed, appeal therefrom or from the order, decree, or process upon or pursuant to which such judgment shall have been entered and cause its execution to be stayed during such appeal, or if on appeal such order, decree, or process shall be affirmed and Mortgagor shall not discharge such judgment or provide for its discharge in accordance with its terms within thirty (30) days after the entry of such order or decree of affirmation, or if any stay of execution on appeal is released or otherwise discharged.

ARTICLE FIVE

REMEDIES

5.1

Remedies.

(a)

Upon the occurrence of an Event of Default which has not been cured within an applicable curative period contained in the Loan Documents, State Farm, at its option, may at any time thereafter declare the entire Indebtedness to be immediately due and payable and the same shall thereupon become immediately due and payable, without any further presentment, demand, protest or notice of any kind being required and State Farm, at its option and in its sole discretion, shall also be entitled to do any of the following:

(i)

in person, by agent, or by a Receiver, without regard to the adequacy of security, the solvency of Mortgagor or the condition (including waste) of the Premises, without obligation to do so and without notice to or demand upon Mortgagor, enter upon and take possession of the Premises, or any part thereof, in its own name or in the name of a Trustee and do any acts which State Farm deems necessary to preserve the value or marketability of the Premises; sue for or otherwise collect the Rents, and apply the same, less costs and expenses of operation and collection, including reasonable attorneys' fees, against the Indebtedness and Obligations, all in such order as State Farm may determine; appear in and defend any action or proceeding purporting to affect, in any manner whatsoever, the Obligations, the security hereof or the rights or powers of State Farm; pay, purchase or compromise any encumbrance, charge or lien that in the judgment of State Farm is prior or superior hereto; and in exercising any such powers, pay necessary expenses, employ counsel and pay reasonable attorneys' fees;

(ii)

To the extent permitted under applicable law, as a matter of strict right and without notice to Mortgagor or anyone claiming under Mortgagor, without giving bond and without regard to: (a) the solvency of Mortgagor, (b) whether there has been or may be any impairment (including waste) of or diminution in the value of the Premises, (c) whether or not proceedings have been brought to enforce this mortgage or (d) the adequacy of the security of the Premises, including, whether the amount of the Indebtedness exceeds the then value of the Premises, apply ex parte to any court having jurisdiction to appoint a Receiver to enter upon and take possession of the Premises, and Mortgagor hereby waives notice of any application therefor, provided a hearing to confirm such appointment with notice to State Farm is set within the time required by law (any such Receiver shall have all the powers and duties of Receivers in similar cases and all the powers and duties of State Farm in case of entry as provided herein, and shall continue as such and exercise all such powers until the date of confirmation of sale, unless such Receivership is sooner terminated); without limiting the foregoing, such receiver shall have all the rights and powers granted State Farm hereunder including the right to the possession of the Premises, to collect the Rents therefrom and otherwise deal with and manage the Premises and apply the same to the payment of taxes, assessments, insurance premiums and expenditures for the management, repair and upkeep of the Premises, to the performance of landlord's obligations under any Leases and to the Indebtedness and as further provided in any assignment of leases and rents executed by Mortgagor to State Farm (whether contained in this Mortgage or in a separate instrument);

(iii)

commence an action to foreclose this Mortgage in the manner provided in this Mortgage or by law;

(iv)

with or without entry or taking possession, proceed by suit or suits at law in equity or by any other appropriate proceedings or remedy to enforce payment of the Indebtedness or the performance of any other term hereof or any other right; and

(v)

with respect to any Collateral, proceed as to both the real and personal property in accordance with State Farm's rights and remedies in respect of the Real Estate and Improvements, or proceed to sell said Collateral separately and without regard to the Real Estate and Improvements in accordance with State Farm's lights and remedies to the Collateral.

(b)

In (i) any action to foreclose the lien of this Mortgage or enforce any other remedy of State Farm under any of the Loan Documents, or (ii) any other proceeding whatsoever in connection with any of the Loan Documents or the Premises in which State Farm is named as a party, there shall be allowed and included, as additional indebtedness in the judgment or decree for sale resulting therefrom, all expenses paid or incurred in connection with such proceeding by or on behalf of State Farm including, without limitation, reasonable attorneys' and paralegals' fees, appraisers' fees, outlays for document my and expert evidence, stenographers' charges, publication costs, land and environmental survey costs, and costs (which may be estimated as to items to be expended after entity of such judgment or decree) of procuring all abstracts of title, title certificates, title searches and examinations, title insurance policies, Torrens certificates, and any similar data and assurances with respect to the title to the Premises as State Farm may deem reasonably necessary either to prosecute or defend in such proceeding or to evidence to bidders at any sale pursuant to such decree the true condition of the title to or value of the Premises, incurred by State Farm. All expenses and fees of the ongoing nature, and such expenses and fees as may be incurred in the protection of the Premises and the maintenance of the lien of this Mortgage thereon in any litigation or proceeding affecting the Loan Documents, or the Premises, including probate and bankruptcy proceedings, or in preparation for the commencement or defense of any proceeding or threatened suit or proceeding in connection therewith, shall upon demand of State Farm be immediately due and payable by Mortgagor with interest thereon at the Default Rate and shall become a part of the Indebtedness secured by this Mortgage.

(c)

Unless otherwise provided herein, if Mortgagor shall at any time fail to perform or comply with any of the terms, covenants and conditions required on Mortgagor's part to be performed and complied with under any of the Loan Documents or any other agreement that, under the terms of this Mortgage, Mortgagor is required to perform, then State Farm may, at its option and in its sole discretion:

(i)

make any payments hereunder or thereunder payable by Mortgagor; and/or

(ii)

after the expiration of any applicable grace period and subject to State Farm's lights to contest certain obligations specifically granted in this Mortgage, perform any such other acts thereunder on part of the Mortgagor to be performed and enter upon the Premises for such purpose.

(d) In any foreclosure sale of the Premises to satisfy the Indebtedness, the Premises, including the Real Estate and Improvements, may be sold in one parcel (i.e. as a single entity) or in two or more parcels and, otherwise, in such manner or order as State Farm, in its sole discretion, may elect or as the court having jurisdiction over such foreclosure sale may otherwise order or direct.

(e)

The proceeds of any foreclosure sale of the Premises shall be distributed and applied in accordance with the applicable law of the State of New Jersey or as otherwise directed by order of the court in which this Mortgage is foreclosed.

(f)

All remedies of State Farm provided for herein are cumulative and shall be in addition to any and all other rights and remedies provided in the other Loan Documents or by law, including any right of offset. The exercise of any light or remedy by State Farm hereunder shall not in any way constitute a cure or waiver of any default or Event of Default hereunder or under the Loan Documents, or invalidate any act done pursuant to any notice of default, or prejudice State Farm in the exercise of any of its rights hereunder or under the Loan Documents.

(g)

Mortgagor hereby covenants and agrees that it will not at any time insist upon or plead, or in any manner whatever claim or take any advantage of, any stay, exemption or extension law or any so-called "Moratorium Law" now or at any time hereafter in force, nor claim, take or insist upon any benefit or advantage of or from any law now or hereafter in force provided for the valuation or appraisement of the Premises, or any part thereof, prior to any sale or sales thereof to be made pursuant to any provisions herein contained, or pursuant to any decree, judgment or order of any court of competent jurisdiction; or after such sale or sales claim or exercise any rights under any statute now or hereafter in force to redeem the property so sold, or any part thereof, or relating to the marshaling thereof, upon foreclosure sale or other enforcement hereof. To the extent permitted by law, Mortgagor hereby specifically waives all rights of redemption from sale pursuant to any order or decree of foreclosure of this Mortgage on its own behalf.

ARTICLE SIX

SECURITY AGREEMENT AND FIXTURE FILING

6.1

Security Agreement.

Mortgagor hereby assigns and grants to State Farm a first priority present security interest in and to the Rents, Contract Rights, Intangible Personal Property, Tangible Personal Property, Proceeds, Right to Encumber and Other Rights and Interests described in Article Two and in and to any other part or component of the Premises which may not be deemed real property or which may not constitute a "fixture" (within the meaning of the Code (as hereinafter defined)), and all replacements, substitutions, and additions of, for and to the same, and the proceeds thereof (collectively, the "Collateral") in order to secure payment of the Indebtedness and performance by the Mortgagor of the other Obligations. This Mortgage shall constitute a Security Agreement within the meaning of the Uniform Commercial Code (the "Code") of the State in which the Real Estate is located.

6.2

Fixture Filing.

This Mortgage, upon recording or registration in the real estate records of the proper office, shall constitute a "fixture filing" within the meaning of the Code with respect to any and all Fixtures included within the foregoing description and definition of the Premises and any Collateral that may now be or hereafter become "fixtures" within the meaning of the Code. THIS MORTGAGE SHALL BE EFFECTIVE AS A FINANCING STATEMENT FILED AS A FIXTURE FILING WITH RESPECT TO ALL GOODS CONSTITUTING APART OF THE COLLATERAL WHICH ARE OR ARE TO BECOME FIXTURES RELATED TO THE PREMISES.

For this purpose, the following information is set forth:

(i)

Name and Address of Debtor:

Blue Ridge Real Estate Company
Rt. 940 & Moseywood Road
P.O. Box 707
Blakeslee, PA 18610-0707

(ii)

Name and Address of Secured Party:

State Farm Bank, F.S.B.
One State Farm Plaza
Bloomington, IL 61710

(iii)

This document covers goods which are or are to become fixtures.

(iv)

The name of the record owner of the Security is the Debtor described above.

(v)

Debtor's tax identification number is 24-0854342

(vi)

Debtor's organizational identification number is

_________________

The Mortgagor agrees that State Farm may, to the extent permitted by applicable law, prepare and file financing statements, amendments thereto, and continuation statements without the signature of the Mortgagor and file any financing statement, amendment thereto or continuation statement electronically.

6.3

Remedies.

If any Event of Default occurs under this Mortgage, State Farm, in addition to its other rights and remedies provided under this Mortgage, shall have all the rights and remedies available to a secured party under the Code as well as all other rights and remedies available at law or in equity. Mortgagor upon request by State Farm, will assemble the Collateral and make it available to State Farm, at a place State Farm designates to allow State Farm to take possession or dispose of the Collateral. Mortgagor agrees that ten (10) days' prior written notice of the time and place of the sale of the Collateral, sent to Mortgagor in the manner provided for the mailing of notices herein, is reasonable notice to Mortgagor. The sale of the Collateral may be conducted by an employee or agent of State Farm and any Person, including both the Mortgagor and State Farm, shall be eligible to purchase any part or all of the Collateral at the sale. The reasonable expenses of retaking, holding, preparing for sale, selling and the like incurred by State Farm shall include, but not be limited to, attorneys' and paralegals' fees and legal expenses actually incurred by State Farm, and shall be paid by Mortgagor.

6.4

Waivers.

Mortgagor waives any right to require State Farm to (i) proceed against any Person, (ii) proceed against or exhaust any Collateral or (iii) pursue any other remedy in its power. Mortgagor further waives any defense arising by reason of any power and any defense arising by reason of any disability or other defense of Mortgagor or any other Person, or by reason of the cessation from any cause whatsoever of the liability of Mortgagor or any other Person. Until the Indebtedness shall have been paid in full, Mortgagor shall not have any right to subrogation, and Mortgagor waives any right to enforce any remedy which Mortgagor now has or may hereafter have against State Farm or against any other Person and waives any benefit of and any right to participate in any Collateral or security whatsoever now or hereafter held by State Farm for or with respect to the Indebtedness and/or the Obligations.

6.5

Authorization.

Mortgagor hereby authorizes State Farm at any time and from time to time during the life of the Loan to file in any filing office in any Code jurisdiction any financing statements, amendments or addendums thereto and continuation statements (the "UCC Documents") in order to perfect or continue the perfection of any security interest granted under this Mortgage or any of the other Loan Documents. Mortgagor agrees to provide any information needed to complete such UCC Documents to State Farm promptly upon request.

Mortgagor shall pay to State Farm, within five (5) business days of written demand, any and all costs and expenses incurred by State Farm in connection with the preparation, processing and filing of any such UCC Documents, including reasonable attorneys' fees and all disbursements. Such costs and expenses shall bear interest at the Default Rate from the date paid by State Farm until the date repaid by Mortgagor and such costs and expenses, together with such interest, shall be part of the Indebtedness and shall be secured by this Mortgage.

6.6

Preservation of Mortgagor's Existence.

Mortgagor shall do all things necessary to preserve and keep in full force and effect its existence, franchises, rights and privileges under the laws of the state of its formation and of the State of New Jersey.

6.7

Notice of Change.

Without giving at least thirty (30) days' prior written notice to State Farm, Mortgagor shall not: (i) change its jurisdiction of organization; (ii) change the location of its place of business (or chief executive office if more than one place of business); or (iii) add to or change any location at which any of the Collateral (as defined in Section 6.1) is stored, held or located.

ARTICLE SEVEN

MISCELLANEOUS

7.1

Notices, Consents, and Approvals.

Any notice, consent, or approval that State Farm or Mortgagor may desire or be required to give to the other shall be in writing and shall be mailed or delivered to the intended recipient thereof at its address set forth below or at such other address as such intended recipient may, from time to time, by notice in writing, designate to the sender pursuant hereto. Any such notice, consent, or approval shall be deemed effective (a) if given by nationally recognized overnight courier for next day delivery, one (1) business day after delivery to such courier, or (b) if given by United States mail (registered or certified), two (2) business days after such communication is deposited in the mails or (c) if given in Person, when written acknowledgment of receipt thereof is given. Except as otherwise specifically required herein, notice of the exercise of any right or option granted to State Farm by this Mortgage is not required to be given.

(a)

If to State Farm:

State Farm Bank, F.S.B.
One State Farm Plaza Bloomington, Illinois 61710
Attn: Corporate Law-Investments E-3

and

Winston & Strawn LLP
35 West Wacker Drive
Chicago, IL 60601
Attn: John R. Grier

(b)

If to Mortgagor:

Blue Ridge Real Estate Company
Rt. 940 & Moseywood Road
P.O. Box 707
Blakeslee, PA 18610-0707

7.2

Time of Essence.

It is specifically agreed that time is of the essence for all of the terms and provisions contained in this Mortgage.

7.3

Covenants of Mortgage Run with Title to the Real Estate.

The covenants and obligations set forth in this Mortgage are intended as, shall be deemed and are hereby declared to be covenants running with the title to the land which constitutes the Real Estate and any and all portion(s) thereof, and such covenants and obligations shall be binding upon, and enforceable by the owner and holder of this Mortgage personally against, the Mortgagor and any successor in title to the Mortgagor who or which shall acquire and/or hold title to the Real Estate while the same is subject to and encumbered by this Mortgage. Every person or entity who or which shall have, claim, own, hold, accept or otherwise acquire title to the Real Estate, whether or not such title is reflected in the Public Records of the State and County in which the Real Estate is located, shall be conclusively presumed and deemed to have consented and agreed to personally perform each and every covenant and obligation of the Mortgagor contained in this Mortgage, to the same extent as the original Mortgagor, whether or not any reference to this Mortgage is contained in the document or instrument pursuant to which such person or entity shall have acquired title to the Real Estate and whether or not such person or entity shall have expressly agreed in writing to assume or perform the covenants and obligations of the Mortgagor contained in this Mortgage.

7.4

Governing Law.

This Mortgage shall be governed by and construed in accordance with the laws of the state in which the Real Estate is located. To the extent that this Mortgage may operate as a security agreement under the Code, State Farm shall have all rights and remedies conferred therein for the benefit of a Secured Party.

7.5

Severability.

If any provision of this Mortgage, or any paragraph, sentence, clause, phrase, or word, or the application thereof, in any circumstance, is held invalid, the validity of the remainder of this Mortgage shall be construed as if such invalid part were never included herein.

7.6

Headings.

The headings of articles, sections, paragraphs, and subparagraphs in this Mortgage are for convenience of reference only and shall not be construed in any way to limit or define the content, scope, or intent of the provisions hereof.

7.7

Grammar.

As used in this Mortgage, the singular shall include the plural, and masculine, feminine, and neuter pronouns shall be fully interchangeable, where the context so requires.

7.8

Deed in Trust.

If title to the Premises or any part thereof is now or hereafter becomes vested in a trustee, any prohibition or restriction contained herein against the creation of any lien on the Premises shall be construed as a similar prohibition or restriction against the creation of any lien on or security interest in the beneficial interest of such trust.

7.9

Successors and Assigns.

This Mortgage and all provisions hereof shall be binding upon and enforceable against Mortgagor, its successors, assigns, legal representatives, and all other persons or entities claiming under or through Mortgagor, and the word "Mortgagor" when used herein, shall include all such persons and entities and any others liable for the payment of the Indebtedness or any part thereof, whether or not they have executed the Note or this Mortgage. The word "State Farm" when used herein, shall include State Farm's successors, assigns, and legal representatives, including all other holders, from time to time, of the Note.

7.10

No Oral Change.

This Mortgage may only be modified, amended or changed by an instrument in writing signed by the Mortgagor and State Farm, and may only be released, discharged or satisfied of record by an instrument in writing signed by State Farm. No waiver of any term, covenant, condition, or provision of this Mortgage shall be effective unless given in writing by State Farm and if so given by State Farm shall only be effective in the specific instance in which given.

7.11

Entire Agreement.

This Mortgage and the other Loan Documents supersede, in all respects, all prior written or oral agreements between the Mortgagor and State Farm relating to the Loan, this Mortgage and the other Loan Documents and there are no agreements, understandings, warranties or representations between the parties except as set forth in this Mortgage and the other Loan Documents.

7.12

Construction.

Mortgagor acknowledges that Mortgagor and Mortgagor's counsel have reviewed this Mortgage and the other Loan Documents and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party will not be employed in the construction or interpretation of this Mortgage or the other Loan Documents or any amendments or schedules to any of the foregoing.

7.13

Limitation of Liability.

In consideration of the security provided by the Mortgagor to State Farm for repayment of the Indebtedness, including, without limitation, the liens on and security interests in the Premises granted pursuant to the Mortgage and the assignment of the Rents and Leases made pursuant to the Assignment of Rents and Leases, upon the occurrence of an Event of Default under the Mortgage or under any of the other Loan Documents, State Farm agrees that it shall not, except as otherwise set forth in this Section, seek to enforce, nor shall State Farm be entitled to enforce, any deficiency or monetary judgment against Mortgagor, any partner of Mortgagor, any member of Mortgagor, any shareholder, officer or director of Mortgagor or any beneficiary of Mortgagor (individually, an "Exculpated Party", and collectively, the "Exculpated Parties"), personally, and shall not levy or execute judgment upon any property of the Exculpated Parties, other than the Premises; it being expressly agreed, acknowledged and understood, however, that (i) the foregoing limitation of the liability of an Exculpated Party shall not apply to the' extent that such Exculpated Party is a Liable Party (as defined below), is otherwise liable for the obligations of the Mortgagor by operation of law or is otherwise liable to State Farm under any agreement, statute, regulation or any governing law; and (ii) nothing contained herein shall in any manner or way release, affect or impair:

(a) The existence of the Indebtedness and Obligations created in and evidenced by the Loan Documents;

(b) The enforceability of the liens, security interests and assignments created in and granted by the Loan Documents against the Premises;

(c) The enforceability of any guaranty of the Indebtedness and Obligations of the Mortgagor given to State Farm; or

(d) The right of the State Farm to recover from the Mortgagor, Big Boulder Corporation, a Pennsylvania corporation, BRRE Holdings, Inc., a Delaware corporation and BBC Holdings, Inc., a Delaware corporation (individually, a "Liable Party" and collectively, the "Liable Parties") who shall be jointly and severally liable for all Losses (as hereinafter defined) incurred by State Farm (whether directly or indirectly) arising from or related to the following:

1.

The failure to apply any Rents received by any of the Exculpated Parties or Liable Parties either within ninety (90) days prior to an Event of Default or any time after an Event of Default (all such Rents received during such periods being herein called "Recoverable Rents") to (x) the payment of any amount due under the Loan Documents, including, without limitation, the Indebtedness; (y) the payment of all operating expenses of the Premises; or (z) the performance of any Obligations required under the Loan Documents; provided, however, the Liable Parties shall not be liable to State Farm under this subsection (A) for any Recoverable Rents in excess of the Recoverable Rents applied to the payment of the amounts and the performance of the Obligations set forth in (x), (y) and (z) above;

2.

The misapplication or misappropriation of any tenant security deposits, advance or prepaid rents, cancellation or termination fees or other similar sums paid to or held by Mortgagor, any affiliate of the Mortgagor or any other person or entity (other than State Farm) in connection with the operation of the Premises in violation of the Loan

Documents or any leases affecting the Premises;

3.

Any amount(s) necessary to repair or replace any damage to or destruction of the Premises which is caused by any willful or wanton act or omission on the part of any of the Liable Parties including, without limitation, physical waste or any act of arson or malicious destruction by any of the Liable Parties;

4.

The failure to maintain insurance as required by the Loan Documents or any leases affecting the Premises or the failure to timely pay insurance premiums, real estate taxes, regular or special assessments (only to the extent that income from the Premises could have paid such taxes, regular or special assessments) or utility charges affecting the Premises;

5.

All outstanding amounts due under the Indebtedness and Obligations, including principal, interest and other charges, due to a transfer of any interest in the Premises in violation of section 3.11 of this Mortgage;

6.

Any insurance proceeds or condemnation awards received by any of the Liable Parties and not delivered over to State Farm or used for Restoration of the Premises in accordance with the terms of the Loan Documents;

7.

Any fraud or willful misrepresentation of a material fact by any of the Liable Parties in any document executed or presented to State Farm in connection with the Loan; or

8.

Any use, generation, storage, release, threatened release, discharge, disposal, or presence on, under, or about the Premises of any materials, substances or wastes defined or classified as hazardous or toxic under applicable Federal, State or local laws or regulations or arising out of or from any failure on the part of any of the Liable Parties to comply with the provisions of the Environmental Indemnification Agreement.

9.

Any landlord default, or any action or omission of the landlord which, but for the giving of notice and failure to complete curative action within an applicable grace period, would constitute a landlord default, occurring prior to the date State Farm acquires fee title to the Premises, under any lease of space within the Premises, as any such lease may be hereafter amended, regardless of whether any such Losses are incurred as a direct liability of State Farm or are asserted as an offset of rents.

As used herein, the term "Losses" means any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages (including, without limitation, offsets and abatements of Rent), costs, fines, penalties, charges, fees, expenses (including, without limitation, reasonable legal fees and expenses and other costs of defense and internal administrative fees assessed by State Farm), judgments, awards, amounts paid in settlement of whatever kind or nature.

7.14

Waiver of Trial by Jury.

MORTGAGOR AND STATE FARM HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM FILED BY ANY PARTY, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THIS DEED OF TRUST OR ANY ACTS OR OMISSIONS OF THE MORTGAGOR OR STATE FARM IN CONNECTION THEREWITH OR CONTEMPLATED THEREBY.

7.15

Expenses.

Mortgagor acknowledges and agrees that State Farm shall impose certain administrative processing fees (the "Servicing Fees") in connection with (i) the extension, renewal, modification, amendment and termination of the Loan Documents; (ii) the release or substitution of collateral therefor; (iii) the consideration of any consents, waivers and approvals with respect to the Premises or the Mortgagor; (iv) the review of any Lease or proposed Lease or the preparation or review of any tenant estoppel certificate or any subordination, nondisturbance and attornment agreement; or (v) any other services provided by State Farm or any of its agents to or on behalf of the Mortgagor in connection with the Premises, the Loan Documents or the Indebtedness secured thereby (the occurrence of any of the foregoing shall hereinafter be referred to as a "Servicing Action"). Mortgagor hereby acknowledges and agrees to pay, immediately, with or without demand, all such Servicing Fees (as the same may be increased or decreased from time to time), and any additional fees of a similar type or nature that may be imposed by State Farm from time to time, in connection with a Servicing Action. Mortgagor shall also be responsible for the payment of all fees and expenses of State Farm's outside attorneys in the event that State Farm, in its sole discretion, shall determine that the assistance of an outside attorney is necessary to accomplish the Servicing Action.

7.16

Management Agreement.

The management of the Premises shall be by either: (a) Mortgagor or an entity affiliated with Mortgagor approved by State Farm for so long as the Mortgagor is managing the Property in a first-class manner, except that management duties may be transferred to Kimco Realty Corporation of Maryland or any of its affiliates without State Farm's approval; or (b) a professional property management company approved by State Farm which approval shall not be unreasonably withheld. Such management by an affiliated entity or a professional property management company shall be pursuant to a written agreement approved by State Farm which approval shall not be unreasonably withheld. In no event shall any material terms of any management agreement modified or amended without the prior written consent of State Farm which approval shall not be unreasonably withheld. After an Event of Default and the expiration of any applicable curative periods contained in any of the Loan Documents, in the event either a receiver is appointed for the Premises, State Farm forecloses this Mortgage or accepts a deed in lieu of foreclosure, State Farm shall have the right to terminate, or to direct Mortgagor to terminate, such management contract and to retain, or to direct Mortgagor to retain, a new management agent approved by State Farm.

[Signature Page Follows]

THE MORTGAGOR DECLARES THAT THE MORTGAGOR HAS READ THIS MORTGAGE, HAS RECEIVED A COMPLETELY FILLED-IN COPY OF THIS MORTGAGE WITHOUT CHARGE THEREFOR, AND HAS SIGNED THIS MORTGAGE AS OF THE DATE AT THE TOP OF THE FIRST PAGE.

IN WITNESS WHEREOF, Mortgagor has caused this Mortgage to be executed as of the date hereinabove first written.

BLUE RIDGE REAL ESTATE COMPAN)', a Pennsylvania corporation

By:  /s/ Eldon D. Dietterick
Name:  Eldon D. Dietterick
Title: Executive Vice President and Treasurer

STATE OF PENNSYLVANIA

)

) SS.

COUNTY OF CARBON

)

I certify that on December 7, 2006, Eldon D. Dietterick personally came before me and this person acknowledged under oath, to my satisfaction that:

(i)

this person signed this document Executive Vice President of Blue Ridge Real Estate Company, the corporation identified in the attached document; and

(ii)

this document was signed, and made by the corporation as its voluntary act and deed duly authorized by a proper consent of its board of directors,

/s/ Mary M. Sweeney

COMMONWEALTH OF PENNSYLVANIA
Notarial Seal

Mary M. Sweeney, Notary Public KidderTwp., Carbon County

My Commission Expires Apr. 23, 2009

Member, Pennsylvania Association of Notaries

EXHIBIT A

Legal Description of Real Estate

A-1

EXHIBIT B

Other Loan Documents

1.

Absolute Assignment of Rents and Leases executed by Mortgagor to and in favor of State Farm of even date with this Mortgage

2.

Environmental Indemnification Agreement executed by Liable Parties to and in favor of State Farm of even date with this Mortgage.

3.

Borrower's Certificate executed by Mortgagor to and in favor of State Farm of even date with this Mortgage.

4.

Uniform Commercial Code Financing Statements delivered by Mortgagor to and in favor of State Farm of even date with this Mortgage.

5.

Assignment and Subordination of Management Agreement and Consent by Manager.

6.

Loan Funding Statement.

7.

Funding Authorization.

8.

Guaranty Agreement by Liable Parties (other than Mortgagor) in favor of State Farm

9.

Promissory Note

B-1